Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 33-96852, 333-82526, 333-191243 and 333-208398) of Mid-America Apartment Communities, Inc.,

(2)	Registration Statement (Form S-3 No. 333-202905) pertaining to the Dividend and Distribution Reinvestment and Share Purchase Plan of Mid-America Apartment Communities, Inc.,

(3)	Registration Statement (Form S-8 No. 333-123945) pertaining to the Non-Qualified Deferred Compensation Plan for Outside Company Directors of Mid-America Apartment Communities, Inc.,

(4)
Registration Statement (Form S-8 No. 333-115834) pertaining to the Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan and the 2004 Stock Plan of Mid-America Apartment Communities, Inc.,

(5)	Registration Statement (Form S-8 No. 33-91416) pertaining to the 1994 Employee Stock Purchase Plan of Mid-America Apartment Communities, Inc.;

(6)
Registration Statement (Form S-8 No.333-191541) pertaining to the Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan, Colonial Properties Trust 2008 Omnibus Incentive Plan and Colonial Properties Trust Third Amended and Restated Shares Option and Restricted Shares Plan;

(7)	Registration Statement (Form S-3 No. 333-190028) of Mid-America Apartment Communities, Inc.; and

(8)	Registration Statement (Form S-8 No. 333-196250) pertaining to the Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan.

of our reports dated February 25, 2016, with respect to the consolidated financial statements and schedule of Mid-America Apartment Communities, Inc., and the effectiveness of internal control over financial reporting of Mid-America Apartment Communities, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Memphis, Tennessee
February 25, 2016